UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2025 (December 21, 2025)

Commission File Number 001-38103

JANUS HENDERSON GROUP PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	98-1376360
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

201 Bishopsgate	EC2M3AE
London, United Kingdom	(Zip Code)
(Address of principal executive offices)

+44 (0) 20 7818 1818

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.50 Per Share Par Value	JHG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 21, 2025, Janus Henderson Group plc (the “Company”), Jupiter Company Limited, a company incorporated in Jersey (“Parent”), and Jupiter Merger Sub Limited, a company incorporated in Jersey (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the acquisition of the Company by Parent.

The Merger Agreement provides that, among other things, upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time (the “Effective Time”), Merger Sub will merge with and into the Company (the “Merger”) in accordance with the Companies (Jersey) Law 1991 (the “Companies Law”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent.

Pursuant to the Merger Agreement, each ordinary share, par value $1.50 per share, of the Company (collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (except for Shares held by Parent and as otherwise provided in the Merger Agreement) will be converted into the right to receive $49.00 per Share in cash, without interest (the “Merger Consideration”).

Each (i) outstanding restricted stock unit (each, a “Company RSU Award”) that is (A) vested in accordance with its terms as of the Effective Time, (B) a matching award granted in connection with purchases made under the Company’s employee stock purchase plan, whether vested or unvested or (C) held by a non-employee director of the Company’s Board of Directors (the “Board”), whether vested or unvested (each, a “Vested Company RSU Award”), and (ii) outstanding performance restricted stock unit (each, a “Company PSU Award”) where the performance period has been completed as of the Effective Time (each, a “Vested Company PSU Award”), will terminate and be cancelled as of immediately prior to the Effective Time in exchange for the right to receive a lump sum cash payment equal to (a) (I) the Merger Consideration, multiplied by (II) the number of Shares subject to such Vested Company RSU Award or Vested Company PSU Award immediately prior to the Effective Time (in the case of Vested Company PSU Awards, with any applicable performance goals deemed satisfied based on actual performance), plus (b) the amount of any accrued but unpaid dividend equivalent rights.

Each outstanding Company RSU Award that is not a Vested Company RSU Award (each, an “Unvested Company RSU Award”) will generally be converted into the contingent right to receive a cash award of equivalent value equal to (i) (A) the Merger Consideration, multiplied by (B) the number of Shares subject to such Unvested Company RSU Award immediately prior to the Effective Time, plus (ii) the amount of any accrued but unpaid dividend equivalent rights (each, a “Replacement RSU Award”). Each Replacement RSU Award will earn interest at the prevailing money market rate of a specified Company money market fund, or the holder may elect to notionally invest 50% or 100% of the cash in an underlying mutual fund or funds from an approved list, and otherwise will have the same terms and conditions (including with respect to vesting and payment timing) as applied to the Unvested Company RSU Award for which it was exchanged.

Each outstanding Company PSU Award that is not a Vested Company PSU Award (each, an “Unvested Company PSU Award”) will generally be converted into the contingent right to receive a cash award of equivalent value equal to (i) (A) the Merger Consideration, multiplied by (B) the number of Shares subject to such Unvested Company PSU Award immediately prior to the Effective Time (with any applicable performance goals deemed satisfied at 120% of target), plus (ii) the amount of any accrued but unpaid dividend equivalent rights (each, a “Replacement PSU Award”). Each Replacement PSU Award will earn interest at the prevailing money market rate of a specified Company money market fund, or the holder may elect to notionally invest 50% or 100% of the cash in an underlying mutual fund or funds from an approved list, and otherwise will have the same terms and conditions (including with respect to service-based vesting and payment timing but excluding any performance-based vesting conditions) as applied to the Unvested Company PSU Award for which it was exchanged.

The parties’ obligation to consummate the Merger is subject to the satisfaction or waiver of conditions set forth in the Merger Agreement, including: (i) the Company having obtained the Required Company Vote (as defined in the Merger Agreement) in connection with the approval of the Merger and the other transactions contemplated by the Merger Agreement by the stockholders of the Company, (ii) the absence of any law or governmental order prohibiting the Merger, (iii) the expiration of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) (A) the date as set out in Article 127FJ(3)(a) of the Companies Law having passed and (B) each applicable date as set out in Article 127FJ(3)(c) of the Companies Law having passed in respect of the Company’s and Merger Sub’s notification and publication obligations described in Section 7.13(a) of the Merger Agreement, (v) obtaining certain regulatory approvals, (vi) no material adverse effect on the Company having occurred since the signing of the Merger Agreement, (vii) the accuracy of the Company’s representations and warranties contained in the Merger Agreement subject to the standards set forth in the Merger Agreement, (viii) the Company’s performance of its covenants and agreements under the Merger Agreement in all material respects prior to the closing of the transactions contemplated under the Merger Agreement and (ix) the receipt of consent of advisory clients and funds representing Closing Revenue Run-Rate (as defined in the Merger Agreement) of at least 80% of Base Date Revenue Run-Rate (as defined in the Merger Agreement).

The Company has made customary representations and warranties in the Merger Agreement. The Merger Agreement also contains customary covenants and agreements, including covenants and agreements relating to the conduct of the Company’s business between the date of the signing of the Merger Agreement and the closing of the transactions contemplated under the Merger Agreement. The representations and warranties made by the Company are qualified by disclosures made in its disclosure schedules and Securities and Exchange Commission (“SEC”) filings.

The Merger Agreement also contains covenants by the Company not to participate in any discussions or negotiations with any person making any proposal for an alternative transaction, and requiring the Board to recommend to its stockholders that they approve the transactions contemplated by the Merger Agreement, in each case subject to certain exceptions. The Board may change its recommendation in certain circumstances specified in the Merger Agreement in response to an unsolicited proposal for an alternative transaction or following an intervening event.

The Merger Agreement contains certain termination rights for the Company and Parent, including the right of the Company to terminate the Merger Agreement to accept a Superior Proposal (as defined in the Merger Agreement), subject to specified limitations. In addition to the foregoing termination rights, and subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by June 22, 2026, subject to certain extensions set forth in the Merger Agreement (the “Termination Date”).

The Merger Agreement also provides that the Company will be required to pay Parent a termination fee equal to $297,130,000 in the event that (i) Parent terminates the Merger Agreement due to (a) the Board changing its recommendation with respect to the Merger or the Board approving or recommending a Company Acquisition Proposal (as defined in the Merger Agreement), (b) the Company’s failure to call or hold the Company Stockholders Meeting (as defined in the Merger Agreement) or (c) the Company’s intentional breach of its obligations with respect to alternative transactions, (ii) the Company or Parent terminates the Merger Agreement due to (a) the Company’s failure to obtain stockholder approval of the Merger or (b) the Merger not having been consummated by the Termination Date when the stockholder approval has not been obtained and at or prior to the Company Stockholders Meeting (as defined in the Merger Agreement) a bona fide written Company Acquisition Proposal (as defined in the Merger Agreement) has been publicly announced and not withdrawn prior to the Company Stockholders Meeting and within twelve (12) months following the termination of the Merger Agreement, the Company enters into a definitive agreement with respect to, or consummates, a Company Acquisition Proposal, or (iii) the Company terminates the Merger Agreement in order to enter into an alternative transaction that constitutes a Superior Proposal. In addition, if the Merger Agreement is terminated due to a failure of the Company’s stockholders to approve the Merger at the stockholder’s meeting, the Company is required to reimburse Parent for expenses incurred by or on Parent’s behalf, up to an amount not to exceed $111,420,000. In the event this expense reimbursement is paid or has become payable, any subsequent termination fee payable by the Company would be reduced to $222,850,000.

Pursuant to the Merger Agreement, (i) if the Company terminates due to an uncured breach of any representation, warranty, covenant or agreement of Parent or Merger Sub that causes a failure of the corresponding condition to the Company’s obligations to close or (ii) if the mutual conditions to closing and the conditions to Parent and Merger Sub’s obligations to effect the closing have been satisfied and Parent fails to consummate the Merger when required after irrevocable confirmation that the Company is ready, willing and able to consummate the Closing, Parent will be required to pay to the Company a termination fee equal to $222,850,000.

Funds and investment vehicles that are part of an investor group led by Trian Fund Management, L.P. and General Catalyst Group Management, LLC have provided the Company with limited guarantees that, collectively, guarantee the payment of the Parent termination fee and certain other monetary obligations that may be owed by Parent pursuant to the Merger Agreement.

Under the Merger Agreement, each of the Company and Parent has also agreed to use reasonable best efforts to consummate the Merger, including using best efforts to obtain all required regulatory approvals, subject to certain limitations as described in the Merger Agreement.

Subject to the terms of the Merger Agreement, Parent is required under the Merger Agreement to take, and to cause each of its subsidiaries to take, or cause to be taken, all appropriate actions, and do, or cause to be done, all things necessary, proper or advisable to obtain funds sufficient to fund the Merger Consideration and any fees and expenses and other amounts payable by Parent, Merger Sub or Parent’s other affiliates at closing and for any repayment or refinancing of outstanding indebtedness of the Company and/or its subsidiaries contemplated by or required by the Merger Agreement or the debt financing commitment letter on or prior to the date on which the Merger is required to be consummated pursuant to the terms of the Merger Agreement. The transaction will be financed through a combination of cash provided by an investor group led by Trian Fund Management, L.P. and General Catalyst Group Management, LLC as well as preferred equity financing that has been committed by MassMutual and debt financing that has been committed by JPMorgan Chase Bank, N.A, Citibank,  N.A., Bank of America, N.A., Jefferies Finance LLC and MUFG Bank, Ltd., in each case subject to the conditions set forth in their respective commitment letters. Trian will roll-over a portion of its existing stake in the Company in the Merger. The transaction is not subject to a financing condition.

 The foregoing description of the Merger Agreement does not purport to be a complete statement of the parties’ rights and obligations under this agreement and is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or any other party to the Merger Agreement or any related agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's or Parent's public disclosures.

Voting Agreement

Concurrently with and as a material inducement to the Company’s willingness to execute the Merger Agreement, Trian Partners AM Holdco II, Ltd., a Cayman Islands exempted limited company (the “Stockholder”) who as of the date of execution collectively owns approximately 20.6% of the Shares, entered into a voting and rollover agreement with the Company (the “Voting Agreement”), pursuant to which the Stockholder has, subject to certain limitations, committed to vote its Shares in favor of, and take certain other actions in furtherance of, the transactions contemplated by the Merger Agreement, including the Merger, and directly or indirectly contribute a portion of its Shares to Parent prior to the Merger. The Stockholder’s voting obligations are subject to certain exceptions, including a change in recommendation by the Board in accordance with the terms of the Merger Agreement. Subject to the terms therein, the Voting Agreement will terminate upon the earliest to occur of (i) the mutual written agreement of Parent, the Company and Stockholder, (ii) the Effective Time or (iii) the termination of the Merger Agreement in accordance with its terms.

Item 8.01 Other Events

On December 22, 2025, the Company issued a press release announcing its entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward Looking Statements

Certain statements in this Form 8-K not based on historical facts are “forward-looking statements” within the meaning of the federal securities laws, including Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such forward-looking statements involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those discussed. These include statements as to our future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects or future events, including with respect to the timing and anticipated benefits of pending and recently completed transactions and strategic partnerships, and expectations regarding opportunities that align with our strategy. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made and are not guarantees of future performance. We do not undertake any obligation to publicly update or revise these forward-looking statements.

Various risks, uncertainties, assumptions and factors that could cause our future results to differ materially from those expressed by the forward-looking statements included in this press release include, but are not limited to, the Company’s ability to obtain the regulatory, shareholder and other approvals required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed transaction would not occur, the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement, that shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability, unanticipated difficulties or expenditures relating to the proposed transaction, including the impact of the transaction on the Company’s business, that the Merger generally may involve unexpected costs, liabilities or delays, that the business of the Company may suffer as a result of uncertainty surrounding the Merger or the identity of the purchaser, that the Company may be adversely affected by other economic, business, and/or competitive factors, including the net asset value of assets in certain of the Company’s funds, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction, changes in interest rates and inflation, changes in trade policies (including the imposition of new or increased tariffs), volatility or disruption in financial markets, our investment performance as compared to third-party benchmarks or competitive products, redemptions, and other risks, uncertainties, assumptions, and factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2024, and in other filings or furnishings made by the Company with the SEC from time to time.

Important Information and Where to Find It

In connection with the proposed transaction, Janus Henderson Group plc (“Janus Henderson”) will file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement, the definitive version of which will be sent or provided to Janus Henderson’s shareholders. Janus Henderson and affiliates of Janus Henderson intend to jointly file a transaction statement on Schedule 13E-3. Janus Henderson may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement, the Schedule 13E-3 or any other document that may be filed by Janus Henderson with the SEC. INVESTORS AND SECURITY HOLDERS OF JANUS HENDERSON ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the proxy statement and the Schedule 13E-3 (in each case, when available) and other documents that are filed with the SEC by Janus Henderson free of charge from the SEC’s website at https://www.sec.gov or through the investor relations section of Janus Henderson’s website at https://ir.janushenderson.com.

Participants in the Solicitation

Janus Henderson and its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from Janus Henderson’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of Janus Henderson and their ownership of Janus Henderson common shares is contained in the definitive proxy statement for Janus Henderson’s 2025 annual meeting of shareholders (the “Annual Meeting Proxy Statement”), which was filed with the SEC on March 21, 2025, including under the headings “Proposal 1: Election of Directors,” “Corporate Governance,” “Board Compensation,” “Proposal 2: Advisory Say-on-Pay Vote on Executive Compensation,” “Executive Compensation,” “Executive Compensation Tables,” “Securities Ownership of Certain Beneficial Owners and Management” and “Our Executive Officers.” Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of Janus Henderson in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement relating to the proposed transaction when it is filed with the SEC. To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Meeting Proxy Statement, such information has been or will be reflected on the Statements of Change in Ownership of Janus Henderson on Forms 3 and 4 filed with the SEC. Free copies of the proxy statement relating to the proposed transaction and free copies of the other SEC filings to which reference is made in this paragraph may be obtained from the SEC’s website at https://www.sec.gov or through the investor relations section of Janus Henderson’s website at https://ir.janushenderson.com.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The exhibits listed on the Exhibit Index are incorporated herein by reference.

Exhibit Number	Description
2.1*+	Agreement and Plan of Merger, dated as of December 21, 2025, by and among Janus Henderson Group plc, Jupiter Company Limited, and Jupiter Merger Sub Limited.
10.1	Voting and Rollover Agreement, dated as of December 21, 2025, by and among Janus Henderson Group plc and Stockholders party thereto.
99.1	Press Release, dated December 22, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and attachments have been omitted pursuant to the instructions of Form 8-K and Item 601(a)(5) of Regulation S-K.

+ Portions of this exhibit have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2025

Janus Henderson Group plc

By:	/s/ Michelle Rosenberg